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                                                                      EXHIBIT 21

                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT



NAME AND STATE OF INCORPORATION
   AND ORGANIZATION                         TRADE NAME
-------------------------------------       -------------------------------

WATERS EDGE SCANNING ASSOCIATES, INC.,      WATERS EDGE SCANNING ASSOCIATES
 A FLORIDA CORPORATION                      TAMPA MRI


MEDCROSS IMAGING, LTD.,                     MEDCROSS IMAGING
 A FLORIDA LIMITED PARTNERSHIP


MEDCROSS ASIA, LTD.,                        ---
 A HONG KONG CORPORATION



SHENYANG MEDCROSS HUAMEI MEDICAL            ---
 EQUIPMENT CO., LTD., A PEOPLES
 REPUBLIC OF CHINA CORPORATION

I-LINK WORLDWIDE, INC.,                     I-LINK
 A UTAH CORPORATION